                                NEWS

www.republicbancorp.com	Nasdaq: RBNC

FOR FURTHER INFORMATION:

Thomas F. Menacher	Kristine D. Brenner
Exec.V.P., Treasurer & CFO	Director of Investor Relations
tmenacher@republicbancorp.com	kbrenner@republicbancorp.com
(989) 725-7337	(989) 725-7337

REPUBLIC BANCORP REPORTS RECORD
SECOND QUARTER RESULTS

————————————

Second Quarter 2005 Highlights Include:

•	Record net income of $17.5 million, up 7%
•	Earnings per share of $.25, up 8%
•	Return on equity of 17.00%
•	Total assets exceed $6 billion
•	Non-accrual loans decrease 14%
•	Net charge-off ratio of 12 basis points, well below peer

ANN ARBOR, Michigan—July 14, 2005—Republic Bancorp Inc., (Nasdaq: RBNC), today announced record net income for the quarter ended June 30, 2005 of $17,475,000, an increase of 7% over net income of $16,368,000 earned in the second quarter of 2004. Diluted earnings per share were $.25, up 8% from $.23 earned in 2004. Net income generated returns of 1.16% on average assets and 17.00% on average shareholders’ equity for the quarter ended June 30, 2005.

Net income for the six months ended June 30, 2005 was $34,782,000, compared to net income of $32,667,000 earned for the same period in 2004. For the six month period ending June 30, 2005, diluted earnings per share were $.49, an increase of 7% over the $.46 earned in 2004. Annualized returns on average assets and average shareholders’ equity for the first six months of 2005 were 1.17% and 16.88%, respectively.

“We are very pleased to report another record quarter for the Company,” commented Dana M. Cluckey, President and Chief Executive Officer. “Total assets continued to grow exceeding $6 billion, a milestone for the Company. Our balanced business model and focused strategies continue to deliver solid results with strong growth in quality assets and tight control over expenses. The Company also remains in a strong capital position, with Total risk-based capital of 12.5%,” added Mr. Cluckey.

Results for the second quarter of 2005 reflect solid performance from the Company’s three business lines.

Retail Banking
•	The Company’s installment loan portfolio, primarily home equity loans, grew $81 million, or 12% compared to June 30, 2004.

•	Total deposits during the same period increased $211 million, or 7%.

Commercial Banking
•
The commercial loan portfolio grew $89 million from June 30, 2004, with the commercial real estate mortgage portfolio up 6%. Commercial loan closings were a record $194 million during the second quarter of 2005, up 57% from the second quarter of 2004. Additionally, the Company’s commercial loan pipeline of loans in process continued to increase.

•	SBA loan closings were also strong during the quarter at $15 million, consistent with the second quarter of 2004.

Mortgage Banking
•
During the second quarter of 2005, the Company originated $409 million in single-family residential mortgages, with 40% of these closings being adjustable rate loans. The residential real estate mortgage loan portfolio increased $7 million compared to June 30, 2004. At June 30, 2005, the Company’s mortgage loan pipeline of applications in process was $579 million, an increase of $40 million from March 31, 2005. At June 30, 2005, $152 million of the mortgage loan pipeline represented commitments to fund loan applications with agreed-upon rates, an increase of $8 million over March 31, 2005.

Income Statement
Net interest income increased $2.6 million, or 7%, for the second quarter of 2005 compared to the corresponding period in 2004, due to the growth in average earning assets. For the quarter ended June 30, 2005, the Company’s net interest margin was 2.73%, a decline of 2 basis points from the quarter ended June 30, 2004.

Total noninterest income decreased $3.6 million for the second quarter of 2005 compared to the corresponding period in 2004, due primarily to lower mortgage banking income from lower levels of loan fundings.

Total noninterest expense decreased $2.1 million, or 9%, for the second quarter of 2005 compared to the corresponding period in 2004. The decrease was primarily a result of a decrease of $1.5 million in salaries and employee benefits related to lower employee incentive accruals and a decrease of $601,000 in other noninterest expense primarily reflecting lower residential mortgage closing volume in 2005 compared to 2004.

The Company’s efficiency ratio for the quarter ended June 30, 2005 was 44.01%, which compares favorably to its peer group.

Asset Quality and Capital
The Company’s asset quality remains very sound. Net charge-offs to total average loans were only 12 basis points for the quarter ended June 30, 2005 and remain substantially below the Company’s peer group. Total non-performing loans decreased $4.5 million, or 14%, from March 31, 2005.

During the second quarter of 2005, the Company repurchased 1,198,500 shares at an average price of $13.79 per share under the 2003 Stock Repurchase Program, which has 78,852 shares available for repurchase at June 30, 2005. In June 2005, the Board of Directors approved the 2005 Stock Repurchase Program authorizing the repurchase of up to 2,000,000 additional shares, or approximately 3% of the shares outstanding. All of the shares under this program are available for repurchase at June 30, 2005.

The Company’s capital ratios continue to be well in excess of the requirements for a well-capitalized bank. At June 30, 2005, the Company’s Total risk-based capital ratio was 12.50% and the Tier 1 leverage ratio was 7.57%.

About the Company
Republic Bancorp Inc., with $6.1 billion in assets, is the third largest bank holding company headquartered in Michigan and the 80th largest bank holding company in the country. Its subsidiary, Republic Bank, serves customers in Michigan, Ohio and Indiana with 95 retail, commercial and mortgage banking offices and 90 ATMs. Republic has consistently been the #1 Small Business Administration bank lender based in Michigan and one of the Midwest’s top retail mortgage lenders. Republic was named the 3rd Best Company to Work For by FORTUNE magazine (marking the fifth year on FORTUNE’s “100 Best Companies to Work For”) and named to Working Mother magazine’s list of “100 Best Companies for Working Mothers” for the fourth year in a row.

Information about Republic Bancorp’s financial results and its products and services, including on-line mortgage applications and its Internet banking system, ExpressNet, can be accessed at www.republicbancorp.com.

Cash Dividend
The Company currently pays an annual cash dividend of $.44 per share, which represents an annual yield of approximately 3% based on the Company’s current stock price.

Safe Harbor Statement
As with any statements other than those reflecting historical facts, forward-looking statements contained in this announcement involve risk, and, as such, future financial performance may differ from current expectations due to a variety of marketplace factors. These factors include, without limitation, those disclosed in Republic Bancorp’s most recent filings on Form 10-K and Form 10-Q with the Securities and Exchange Commission.

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2005	March 31, 2005	Dec. 31, 2004	June 30, 2004
	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents	$55,575	$54,440	$53,671	$60,868
Mortgage loans held for sale	143,589	30,380	105,318	54,836
Securities available for sale	835,285	835,939	620,794	754,632
Securities held to maturity (at cost)	252,527	261,674	222,757	240,081
Loans	4,533,129	4,488,156	4,463,975	4,356,280
Less allowance for loan losses	(41,871)	(41,855)	(41,818)	(43,086)
Net loans	4,491,258	4,446,301	4,422,157	4,313,194
Federal Home Loan Bank stock (at cost)	80,514	80,514	80,511	80,503
Premises and equipment	25,687	25,630	26,493	27,400
Bank owned life insurance	114,414	113,335	112,978	110,813
Other assets	76,379	75,479	69,298	69,166
Total assets	$6,075,228	$5,923,692	$5,713,977	$5,711,493

LIABILITIES
Noninterest-bearing deposits	$308,730	$287,124	$274,747	$294,355
Interest-bearing deposits:
NOW accounts	196,221	194,290	203,553	189,904
Savings and money market accounts	1,000,565	1,070,683	1,103,675	1,065,516
Certificates of deposit under $100,000	704,009	685,134	662,357	665,841
Certificates of deposit $100,000 or greater	825,561	755,515	801,879	608,565
Total interest-bearing deposits	2,726,356	2,705,622	2,771,464	2,529,826
Total deposits	3,035,086	2,992,746	3,046,211	2,824,181
Federal funds purchased and other short-term borrowings	719,775	810,133	538,300	595,147
Short-term FHLB advances	362,500	170,000	215,000	391,000
Long-term FHLB advances and security repurchase agreements	1,434,934	1,432,518	1,390,878	1,411,003
Accrued expenses and other liabilities	63,826	63,347	63,950	58,209
Long-term debt	50,000	50,000	50,000	50,000
Total liabilities	5,666,121	5,518,744	5,304,339	5,329,540

SHAREHOLDERS’ EQUITY
Preferred stock, $25 stated value: $2.25 cumulative
and convertible; 5,000,000 shares authorized,
none issued and outstanding	-	-	-	-
Common stock, $5 par value; 75,000,000 shares
authorized; 69,205,000, 70,274,000, 70,425,000, and 70,439,000 issued and outstanding, respectively	346,026	351,369	352,125	320,177
Capital surplus	47,556	57,578	59,303	53,709
Unearned compensation - restricted stock	(6,323)	(7,194)	(3,207)	(4,197)
Retained earnings	23,024	13,190	3,634	24,414
Accumulated other comprehensive loss	(1,176)	(9,995)	(2,217)	(12,150)
Total shareholders’ equity	409,107	404,948	409,638	381,953

Total liabilities and shareholders’ equity	$6,075,228	$5,923,692	$5,713,977	$5,711,493

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Interest Income
Loans, including fees	$67,457	$57,298	$131,921	$115,294
Investment securities and FHLB stock dividends	13,280	10,694	24,657	20,517
Total interest income	80,737	67,992	156,578	135,811

Interest Expense
Deposits	16,667	12,667	31,855	25,704
Short-term borrowings	8,325	2,319	13,945	4,337
Long-term FHLB advances and security repurchase agreements	15,919	15,734	31,549	31,544
Long-term debt	1,075	1,075	2,150	2,150
Total interest expense	41,986	31,795	79,499	63,735
Net interest income	38,751	36,197	77,079	72,076
Provision for loan losses	1,400	2,000	2,900	4,500
Net interest income after provision for loan losses	37,351	34,197	74,179	67,576

Noninterest Income
Service charges	3,008	3,005	5,689	5,702
Mortgage banking income	3,232	6,566	9,057	11,740
Gain on sale of securities	292	674	727	1,362
Gain on sale of SBA loans	561	665	953	1,186
Income from bank owned life insurance	1,080	1,180	2,093	2,483
Other noninterest income	713	428	1,405	859
Total noninterest income	8,886	12,518	19,924	23,332

Noninterest Expense
Salaries and employee benefits	12,350	13,835	25,766	25,924
Occupancy expense of premises	2,495	2,476	5,196	5,095
Equipment expense	1,599	1,652	3,223	3,326
Other noninterest expense	4,815	5,416	9,946	10,056
Total noninterest expense	21,259	23,379	44,131	44,401
Income before income taxes	24,978	23,336	49,972	46,507
Provision for income taxes	7,503	6,968	15,190	13,840
Net income	$17,475	$16,368	$34,782	$32,667

Basic earnings per share	$.25	$.23	$.50	$.46
Diluted earnings per share	$.25	$.23	$.49	$.46

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(In thousands, except operating data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Operating Data (in millions):
Residential mortgage loan closings:
Fixed rate	$246	$298	$449	$540
Adjustable rate	163	321	305	504
Total residential mortgage loan closings	$409	$619	$754	$1,044

Conventional loans	$217	$311	$411	$519
Government loans	35	44	65	96
Construction loans	57	76	91	117
Jumbo and other loans	100	188	187	312
Total residential mortgage loan closings	$409	$619	$754	$1,044
Refinances (percent of total)	33%	44%	39%	45%

Performance Ratios (annualized for the quarter):
Return on average assets	1.16%	1.17%	1.17%	1.18%
Return on average equity	17.00%	17.11%	16.88%	17.13%
Net interest margin	2.73%	2.75%	2.76%	2.79%
Efficiency ratio (1)	44.01%	47.64%	45.00%	46.22%

Per Common Share Data:
Average common shares outstanding - diluted	70,526	71,239	70,862	71,161
Cash dividends declared	$.11	$.086	$.22	$.173
Book value	$5.91	$5.42	$5.91	$5.42
Tangible book value	$5.84	$5.35	$5.84	$5.35

	June 30,	Mar. 31,	Dec. 31,	June 30,
	2005	2005	2004	2004
Capital Ratios:
Shareholders’ equity to assets	6.73%	6.84%	7.20%	6.69%
Tier 1 risk-based capital	11.38%	11.83%	11.87%	11.77%
Total risk-based capital	12.50%	12.98%	12.96%	12.92%
Tier 1 leverage	7.57%	7.91%	7.94%	7.82%

(1)	Includes total noninterest expense, divided by total revenue (FTE), excluding gain on sale of securities.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2005			June 30, 2004
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$782	$4	2.04%	$903	$1	0.65%
Mortgage loans held for sale	78,096	1,158	5.93	127,606	1,754	5.50
Securities available for sale:
Taxable	634,758	7,337	4.62	515,753	5,010	3.90
Tax-exempt	225,589	3,078	5.47	224,844	3,207	5.72
Securities held to maturity	257,529	2,970	4.61	236,784	2,654	4.48
Portfolio loans:
Commercial loans	1,613,861	26,113	6.40	1,544,344	21,206	5.43
Residential real estate mortgage loans	2,172,126	28,459	5.24	2,014,715	25,684	5.10
Installment loans	747,193	11,727	6.30	656,756	8,654	5.28
Total loans, net of unearned income	4,533,180	66,299	5.83	4,215,815	55,544	5.25
FHLB stock	80,709	855	4.25	80,721	852	4.23
Total interest-earning assets	5,810,643	81,701	5.61	5,402,426	69,022	5.10
Allowance for loan losses	(41,986)			(42,615)
Cash and due from banks	46,963			56,025
Other assets	210,222			196,882
Total assets	$6,025,842			$5,612,718

Average Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$199,899	$231	0.46%	$191,335	$131	0.27%
Savings and money market accounts	997,596	4,035	1.62	1,056,628	3,189	1.21
Certificates of deposit under $100,000	696,431	5,328	3.07	675,236	5,021	2.98
Certificates of deposit $100,000 or greater	836,569	7,073	3.39	658,912	4,326	2.63
Total interest-bearing deposits	2,730,495	16,667	2.45	2,582,111	12,667	1.97
Short-term borrowings	1,076,191	8,325	3.06	854,019	2,319	1.07
Long-term FHLB advances and security repurchase agreements	1,429,282	15,919	4.41	1,421,560	15,734	4.38
Long-term debt	50,000	1,075	8.60	50,000	1,075	8.60
Total interest-bearing liabilities	5,285,968	41,986	3.16	4,907,690	31,795	2.58
Noninterest-bearing deposits	286,356			283,691
Other liabilities	42,342			38,708
Total liabilities	5,614,666			5,230,089
Shareholders’ equity	411,176			382,629
Total liabilities and shareholders’ equity	$6,025,842			$5,612,718

Net interest income/rate spread (FTE)		$39,715	2.45%		$37,227	2.52%

FTE adjustment		$964			$1,030

Impact of noninterest- bearing sources of funds			0.28%			0.23%

Net interest margin (FTE)			2.73%			2.75%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)
	Six Months Ended			Six Months Ended
	June 30, 2005			June 30, 2004
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$1,421	$13	1.77%	$671	$2	0.68%
Mortgage loans held for sale	95,767	2,820	5.89	110,225	3,128	5.68
Securities available for sale:
Taxable	582,619	13,318	4.55	488,668	9,513	3.90
Tax-exempt	212,788	5,779	5.48	217,422	6,286	5.80
Securities held to maturity	246,181	5,661	4.60	212,724	4,825	4.54
Portfolio loans:
Commercial loans	1,600,064	50,583	6.29	1,535,407	42,323	5.45
Residential real estate mortgage loans	2,146,300	55,965	5.21	2,021,182	52,770	5.22
Installment loans	741,881	22,553	6.13	642,868	17,073	5.33
Total loans, net of unearned income	4,488,245	129,101	5.75	4,199,457	112,166	5.32
FHLB stock	80,710	1,681	4.20	80,727	1,909	4.74
Total interest-earning assets	5,707,731	158,373	5.55	5,309,894	137,829	5.18
Allowance for loan losses	(41,875)			(41,769)
Cash and due from banks	49,046			54,154
Other assets	208,535			192,962
Total assets	$5,923,437			$5,515,241

Average Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$200,189	$452	0.46%	$187,539	$255	0.27%
Savings and money market accounts	1,040,631	8,244	1.60	1,048,983	6,656	1.27
Certificates of deposit under $100,000	685,026	10,206	3.00	677,421	10,170	3.01
Certificates of deposit $100,000 or greater	809,395	12,953	3.23	663,572	8,623	2.61
Total interest-bearing deposits	2,735,241	31,855	2.35	2,577,515	25,704	2.00
Short-term borrowings	985,279	13,945	2.81	790,838	4,337	1.08
Long-term FHLB advances and security repurchase agreements	1,420,863	31,549	4.42	1,408,890	31,544	4.43
Long-term debt	50,000	2,150	8.60	50,000	2,150	8.60
Total interest-bearing liabilities	5,191,383	79,499	3.06	4,827,243	63,735	2.63
Noninterest-bearing deposits	278,231			269,031
Other liabilities	41,710			37,609
Total liabilities	5,511,324			5,133,883
Shareholders’ equity	412,113			381,358
Total liabilities and shareholders’ equity	$5,923,437			$5,515,241

Net interest income/rate spread (FTE)		$78,874	2.49%		$74,094	2.55%

FTE adjustment		$1,795			$2,018

Impact of noninterest- bearing sources of funds			0.27%			0.24%

Net interest margin (FTE)			2.76%			2.79%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	June 30,	March 31,	Dec. 31,	June 30,
	2005	2005	2004	2004
Portfolio Loan Summary:

Commercial loans:
Commercial and industrial	$29,753	$31,159	$32,632	$40,292
Commercial real estate mortgage	1,612,718	1,565,291	1,542,660	1,512,948
Total commercial loans	1,642,471	1,596,450	1,575,292	1,553,240
Residential real estate mortgages	2,137,046	2,149,917	2,152,720	2,130,310
Installment loans	753,612	741,789	735,963	672,730
Total portfolio loans	$4,533,129	$4,488,156	$4,463,975	$4,356,280

Non-performing assets:

Non-accrual loans:
Commercial	$14,550	$18,705	$17,744	$22,889
Residential real estate mortgage	12,202	12,560	10,705	11,476
Installment	1,100	1,095	852	1,070
Total non-accrual loans	27,852	32,360	29,301	35,435
Restructured loans	-	-	-	-
Other real estate owned	8,917	5,163	4,160	3,854
Total non-performing assets	$36,769	$37,523	$33,461	$39,289

Allowance for Loan Losses (for the quarter):

Balance at beginning of period	$41,855	$41,818	$44,167	$41,556
Loans charged off:
Commercial	907	579	753	1,131
Residential real estate mortgage	719	594	379	391
Installment	270	527	386	397
Total charge-offs	1,896	1,700	1,518	1,919
Recoveries:
Commercial	242	63	17	1,235
Residential real estate mortgage	17	-	35	-
Installment	253	174	184	214
Total recoveries	512	237	236	1,449
Net charge-offs	1,384	1,463	1,282	470
Provision charged to expense	1,400	1,500	1,750	2,000
Reclassification of allowance for loan losses
on unfunded loan commitments(1)	-	-	(2,817)	-
Balance at end of period	$41,871	$41,855	$41,818	$43,086

(1)
During the fourth quarter of 2004, the Company reclassified $2.8 million of its allowance for loan losses to a separate allowance for probable credit losses inherent in unfunded loan commitments. Net income and prior period balances were not affected by this reclassification. The separate allowance is included in “accrued expenses and other liabilities”.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	June 30,	March 31,	Dec. 31,	June 30,
	2005	2005	2004	2004
Asset Quality Ratios:
Non-performing assets to loans and
other real estate owned	.81%	.84%	.75%	.90%
Non-performing assets to total assets	.61%	.63%	.59%	.69%
Allowance for loan losses
to non-performing loans	150.33%	129.34%	142.72%	121.59%
Allowance for loan losses to loans	.92%	.93%	.94%	.99%
Allowance for loan losses to loans (excluding
residential real estate mortgages)	1.75%	1.79%	1.81%	1.94%
Net charge-offs to average loans: (1)
Commercial loans	.16%	.13%	.19%	(.03%)
Residential real estate mortgage loans	.13%	.11%	.06%	.08%
Installment loans	.01%	.19%	.11%	.11%
Total loans	.12%	.13%	.11%	.04%

(1)	Quarter-to-date, annualized.